                                                                    EXHIBIT 99.3

                  ASSIGNMENT AND ASSUMPTION AGREEMENT (CANADA)

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of January 21, 2005, is entered into by and between MCK Canada Operations Inc., a corporation organized under the laws of British Columbia ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Purchaser, Sellers, Citel Technologies, Inc., company number 02459517, a corporation organized under the laws of England and Wales, and Citel Technologies, Inc., a Delaware corporation. Each of the Purchaser and Sellers is referred to herein individually as a "Party" and together as the "Parties." Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

                                    RECITALS:

      WHEREAS, pursuant to Section 2.1(j) of the Asset Purchase Agreement, Sellers and Purchaser have agreed that the Purchaser shall purchase, acquire, accept and assume from Sellers, all of each Seller's right, title and interest in, to and under, and all obligations under or relating to, the Contracts set forth on Annex A hereto (the "Assigned Contracts"); and

      WHEREAS, pursuant to Section 3.1 of the Asset Purchase Agreement and subject to Section 3.2 thereto, Sellers and Purchaser have agreed that the Purchaser shall assume and become liable for each of the Liabilities set forth on Annex B hereto (the "Assumed Liabilities").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, each Party hereby agrees as follows:

      1. Assignment and Assumption of Assigned Contracts. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement from and after the Closing, (a) each Seller does hereby assign and delegate to Purchaser all of such Seller's right, title and interest in, to and under, and all obligations under or relating to, the Assigned Contracts and (b) Purchaser does hereby assume and agrees to pay, defend, discharge and perform as and when due all Liabilities and obligations to perform arising under or relating to each of the Assigned Contracts, except Liabilities, even if arising post-Closing, for performance under the Assigned Contracts prior to Closing.

      2. Assumption of Assumed Liabilities. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement, Purchaser does hereby assume, and from and after the Closing shall be obligated to pay, perform and discharge when due the Assumed Liabilities. Purchaser assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Sellers.

                                    Assignment and Assumption Agreement (Canada)

      3. Relationship to Asset Purchase Agreement. Sellers make no express or implied representations or warranties in this Agreement of any kind whatsoever with respect to the Assigned Contracts. This Agreement in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the Parties may have under the representations, warranties and indemnities set forth therein. If any provision of this Agreement is construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed controlling.

      4. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the Sellers and Purchaser irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4 of the Asset Purchase Agreement. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

      5. Binding Effect; Assignment: No Third Party Beneficiary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each of the Sellers and Purchaser and its respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                    Assignment and Assumption Agreement (Canada)

                                        2
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      IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                    MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                   By: /s/ Juliet M. Reising
    -----------------------------               ------------------------------
Name: Juliet M. Reising                     Name: Juliet M. Reising
      ---------------------------                 ----------------------------
Title:  Executive Vice President and        Title:  Vice President
        Chief Financial Officer                   ----------------------------
        ----------------------------
MCK Communications, Inc. (DE)               MCK Telecommunications Inc.

By: /s/ Juliet M. Reising                   By:  /s/ Juliet M. Reising
    ------------------------------                ------------------------------
Name: Juliet M. Reising                     Name:  Juliet M. Reising
      ----------------------------                 -----------------------------
Title: Vice President                       Title: President
       ---------------------------                 -----------------------------
Digital Techniques, Inc.

By: /s/ Juliet M. Reising
    -------------------------------
Name: Juliet M. Reising
      -----------------------------
Title: Vice President
       ----------------------------
PURCHASER:
MCK Canada Operations Inc.

By: /s/ Nicholas G. Gretton
    -----------------------------
Name: Nicholas G. Gretton
      ---------------------------
Title: Chief Financial Officer
       --------------------------
                                    Assignment and Assumption Agreement (Canada)

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

                                     ANNEX A

                               ASSIGNED CONTRACTS

SCHEDULE 2.1(c)/ SCHEDULE 2.1(j) LEASEHOLD INTERESTS

That lease between MCK Communications Ltd. and BECA Corporation made the 1st day of November, 2000 for approximately 11,440 square feet of net rentable office area and 1,099 square feet of net rentable storage area located on certain lands situated at 4040 Bowness Road NW, Calgary Alberta, T3B 3R7, legally described as Plan 7610566 Maintenance Site Right of Way B, for a term of term of five years commencing November 1, 2000 and ending on October 31, 2005.

                                                                                                   CURRENT
                                                 SQUARE           EXPIRATION    CONSENT            MONTHLY
         PARCEL               LESSOR             FOOTAGE             DATE      REQUIRED             CND $
------------------------------------------------------------------------------------------------------------------
4040 Bowness Road NW,     BECA             Net Rentable         October 31,     Yes            Net Rentable Office
Calgary Alberta, T3B 3R7  Corporation      Office Area:         2005.                          Area: $12.00 per
Legal Description: Plan                    11,440 square feet                                  square foot
7610566 Maintenance                        Net Rentable                                        Net Rentable Storage
Site Right of Way B                        Storage Area:                                       Area: $5.00 per
                                           1,099 square feet                                   square foot

SCHEDULE 2.1(d) TANGIBLE PERSONAL PROPERTY/ SCHEDULE 2.1(j): CONTRACTS

The following items of tangible personal property are leased to Sellers. Sellers' ownership of title to this property is subject to the respective leases.

Products leased to Sellers by Avaya, pursuant to a single lease which Sellers have provided to the Buyers:

Product                               Quantity  Lease
Avaya Definity G3SI                       1     Lease to own w/ $3800.00 buyout option
Avaya Intuity Voice Mail                  1     Lease to own
Avaya 8410D sets                         39     Lease to own
Avaya 302 Attd Console                    1     Lease to own

      Sellers lease certain products from Pitney Bownes. Sellers have not provided to Buyers a copy of such lease but have provided to Buyers a copy of the most recent invoice pursuant to such lease dated October 13, 2004.

SCHEDULE 2.1(i): RIGHTS OF INDEMNITY

      Certain contracts between certain of the Sellers and their customers and vendors contain indemnity provisions. Purchaser will obtain the rights to such indemnity provisions for contracts that are duly assigned to or assumed by Purchaser.

                                    Assignment and Assumption Agreement (Canada)

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                                     ANNEX B

                               ASSUMED LIABILITIES

Any Liability arising after the Closing Date under the Contracts that are included among the Assets in Annex A, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date.

                                    Assignment and Assumption Agreement (Canada)

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